Exhibit 99.1

Risks Related to Our Business

If the global economic downturn continues into 2010, it will continue to impact our business operations, results of operations and financial condition.

Deteriorating global economic and financial market conditions, including severe disruptions in the credit markets and the potential for a significant and prolonged global economic recession, have impacted our business operations. If the global economic environment begins to weaken again or remains slow for an extended period of time, we could experience further reduced demand for our products which would have a negative impact on our future results of operations. For example, sales to the construction industry are driven by trends in commercial and residential construction, housing starts and trends in residential repair and remodeling. Consumer confidence, mortgage rates, credit standards and availability and income levels play a significant role in driving demand in the residential construction, repair and remodeling sector. In the current market turmoil, many lenders and institutional investors have significantly reduced funding to borrowers. The lack of available or increased cost of credit, along with decreased demand due to a variety of factors, has led to decreased construction which has resulted in a reduction in demand for our products. A prolonged or further drop in consumer confidence, continued restrictions in the credit market or an increase in mortgage rates, credit standards or sustained high unemployment could delay recovery of commercial and residential construction levels and have a material adverse effect on our business, financial condition, results of operations or cash flows. Further, our products are used in numerous applications in the automotive industry. We expect continued weakened levels of production in the North American and European automotive markets in 2010 to impact the demand for many of our resin products and molding compounds.

The current economic conditions may also materially impact our customers, suppliers and other parties with which we do business. Volatility and disruption of financial markets could limit the ability of our customers to obtain adequate financing to maintain operations and may cause them to terminate existing purchase orders and reduce the volume of products they purchase from us in the future. This situation could further impact their ability to pay their receivables, requiring us to assume additional credit risk related to these receivables or limit our ability to collect receivables from that customer. Adverse economic and financial market conditions may also cause our suppliers to be unable to meet their commitments to us or may cause suppliers to make changes in the credit terms they extend to us, such as shortening the required payment period for outstanding accounts receivable or reducing or eliminating the amount of trade credit available to us. These conditions could significantly affect our liquidity which may cause us to defer needed capital expenditures, reduce research and development or other spending, defer costs to achieve productivity and synergy programs, or sell assets. In addition, this could require us to incur additional borrowings which may not be available given the current financial market conditions, or may only be available at terms significantly less advantageous than our current credit terms.

We may fail to achieve all expected cost savings, which could impact our business operations, results of operations, and financial conditions.

A significant element of our business strategy is to improve our operating efficiencies and reduce our operating costs. As of September 30, 2009, we are targeting $175 million in productivity savings. We anticipate achieving these savings over the next 15 months by 2011. The Company expects to incur $70 million in one-time costs to achieve these savings, including restructuring costs and expected capital expenditures related to productivity programs. A variety of factors could cause us not to achieve the remaining $175 million in productivity savings, including not being able to fund the $70 million in one-time costs. As a result, our future results of operations and profitability would be negatively impacted.

We face competition from other chemical companies and from substitute products, which could force us to lower our prices, which would adversely affect our profitability and financial condition.

The markets that we operate in are highly competitive, and this competition could harm our results of operations, cash flows and financial condition. Our competitors include major international producers as well as smaller regional competitors. We believe that the most significant competitive factor that impacts demand for our products is selling price, and we may be forced to lower our selling price based on our competitors’ pricing decisions, which would reduce our profitability. In fact, certain markets that we serve have become commoditized in recent years and have given rise to several industry players resulting in fierce price competition in these markets. This has been further magnified through the impact of the recent global economic recession as chemical companies have focused more on price to retain business and market share. In addition, we face competition from a number of products that are potential substitutes for our products, such as formaldehyde resins. Growth in substitute products could adversely affect our market share, net sales and profit margins.

Additional trends include current and anticipated consolidation among our competitors and customers which may cause us to lose market share as well as put downward pressure on pricing. There is also a trend in the chemical industry toward relocating manufacturing facilities to lower-cost regions, such as Asia, which may permit some of our competitors to lower their costs and improve their competitive position. Furthermore, there has been an increase in new competitors based in these regions.

Some of our competitors are larger, have greater financial resources and have less debt than we do. As a result, those competitors may be better able to withstand a change in conditions within our industry and in the economy as a whole. If we do not compete successfully, our operating margins, financial condition, cash flows and profitability could be adversely affected. Furthermore, if we do not have adequate capital to invest in technology, including expenditures for research and development, our technology could be rendered uneconomical or obsolete thus affecting our ability to remain competitive.

An inadequate supply of raw materials or fluctuations in raw material costs could have an adverse impact on our business.

Raw material costs made up approximately 75% of our cost of sales in 2008. During the past three years, the prices of our raw materials have been volatile. For example, the average prices of phenol, methanol, and urea increased by approximately 2%, 14% and 53%, respectively, in 2008 compared to 2007, and by approximately 7%, 14% and 45%, respectively, in 2007 compared to 2006.

Although many of our contracts include competitive price clauses that allow us to buy outside the contract if market pricing falls below contract pricing, and many other contracts have minimum-maximum monthly volume commitments that allow us to take advantage of spot pricing, we may not be able to purchase raw materials at market prices. In addition, some of our customer contracts include selling price provisions that are indexed to publicly available indices for these materials; however, we may not be able to pass on raw material price increases to our customers immediately, if at all. Due to differences in timing of the pricing trigger points between our sales and purchase contracts, there is often a “lead-lag” impact that can negatively impact our margins in the short term in periods of rising raw material prices and positively impact them in the short term in periods of falling raw material prices. However, raw material prices began to increase in the second half of 2009 and may continue this trend in 2010. Future raw material prices may be impacted by new laws or regulations, suppliers’ allocations to other purchasers, changes in our supplier manufacturing processes as some of our products are byproducts of these processes, interruptions in production by suppliers, natural disasters, volatility in the price of crude oil and related petrochemical products, and changes in exchange rates. If the cost of raw materials increases significantly and we are unable to offset the increased costs with higher selling prices, our profitability will decline. However, increases in prices for our products could hurt our ability to remain both competitive and profitable in the markets in which we compete.

Our manufacturing operations require adequate supplies of raw materials on a timely basis. We rely on long-term agreements with key suppliers for most of our raw materials. The loss of a key source or a delay in shipments could have an adverse effect on our business. Raw material availability may be subject to curtailment or change due to, among other things, new laws or regulations, suppliers’ allocations to other purchasers, interruptions in production by suppliers and natural disasters. Should any of our suppliers fail to deliver raw materials to us or should any key long-term supply contracts be cancelled, we may be forced to purchase raw materials in the open market. As a result, we may not be able to purchase these materials which could adversely affect our volumes, or may not be able to purchase them at prices that would allow us to remain competitive. During the past several years, certain of our suppliers have experienced force majeure events rendering them unable to deliver all, or a portion of, the contracted-for raw materials. On these occasions, we were forced to purchase replacement raw materials in the open market at significantly higher costs, place our customers on an allocation of our products or invoke force majeure in our contracts with our customers.

Our largest supplier provides 11% of our raw material purchases in 2008, and we could incur significant time and expense if we had to replace this supplier. In addition, several of our feedstocks at various facilities are transported through a pipeline from one supplier. If we were unable to receive these feedstocks through these pipeline arrangements, we may not be able to obtain them from other suppliers at competitive prices or in a timely manner.

Environmental obligations and liabilities could have a substantial negative impact on our financial condition, cash flows and profitability. In addition, our production facilities are subject to significant operating hazards which could cause personal injury and loss of life, severe damage to, or destruction of, property and equipment, and environmental contamination.

Our operations involve the use, handling, processing, storage, transportation and disposal of hazardous materials and are subject to extensive environmental laws and regulations at the national, state, local and international level. These environmental laws and regulations include some that govern the discharge of pollutants into the air and water, the management and disposal of hazardous materials and wastes, the cleanup of contaminated sites, and occupational health and safety. We have incurred, and will continue to incur, significant costs and capital expenditures to comply with these laws and regulations. In 2008, we incurred related capital expenditures of $43 million to comply with environmental laws and regulations, and other environmental improvements. Violations of environmental laws or permits may result in restrictions being imposed on our operating activities or in our being subjected to substantial fines, penalties, criminal proceedings, third party property damage or personal injury claims or other costs. In addition, future developments or increasingly stringent regulations could require us to make additional unforeseen environmental expenditures.

Even if we fully comply with environmental laws, we are subject to liability associated with hazardous substances in soil, groundwater and elsewhere at a number of sites. These include sites that we formerly owned or operated, and sites where hazardous wastes and other substances from our current and former facilities and operations have been treated, stored or disposed of, as well as sites that we currently own or operate. Depending upon the circumstances, our liability may be joint and several, meaning that we may be held responsible for more than our proportionate share, or even all, of the liability involved. Environmental conditions at these sites can lead to claims against us for personal injury or wrongful death, property damages, and natural resource damage, as well as to claims and obligations for the investigation and cleanup of environmental conditions. The extent of any of these liabilities is difficult to predict, but in the aggregate such liabilities could be material.

Our production facilities are subject to hazards associated with the manufacture, handling, storage and transportation of chemical materials and products, including pipeline leaks and ruptures, explosions, fires, inclement weather and natural disasters, mechanical failure and environmental hazards, such as spills, discharges or releases of toxic or hazardous substances and gases, storage tank leaks and remediation complications. These hazards can cause personal injury and loss of life, severe damage to or destruction of property and equipment, and environmental contamination and other environmental damage, and could have a material adverse effect on our financial condition. We may incur losses beyond the limits or coverage of our insurance policies for liabilities that are associated with environmental cleanup that may arise from these hazards. In addition, various kinds of insurance for companies in the chemical industry have not been available on commercially acceptable terms, or, in some cases, have been unavailable altogether. In the future, we may not be able to obtain coverage at current levels, and our premiums may increase significantly on coverage that we maintain.

We have been notified that we are or may be responsible for environmental remediation at a number of sites in the United States, Europe and South America. We are also performing a number of voluntary cleanups. The most significant site, making up approximately half of our remediation accrual, is a site formerly owned by us in Geismar, Louisiana. As the result of former, current or future operations, there may be additional environmental remediation or restoration liabilities or claims of personal injury by employees or members of the public due to exposure or alleged exposure to hazardous materials in connection with our operations, properties or products. Several sites, sold by us over 20 years ago, may have significant site closure or remediation costs. Actual costs at these sites, and our share, if any, are unknown to us at this time. These environmental liabilities or obligations, or any that may arise or become known to us in the future, could have a material adverse effect on our financial condition, cash flows and profitability.

Because we manufacture and use materials that are known to be hazardous, we are subject to comprehensive product and manufacturing regulations, for which compliance can be costly and time consuming. In addition, we may be subject to personal injury or product liability claims as a result of human exposure to such hazardous materials.

We produce hazardous chemicals that require care in handling and use that are subject to regulation by many U.S. and non-U.S. national, supra-national, state and local governmental authorities. In some circumstances, these authorities must approve our products and manufacturing processes and facilities before we may sell some of these chemicals. To obtain regulatory approval of certain new products, we must, among other things, demonstrate to the relevant authority that the product is safe for its intended uses and that we are capable of manufacturing the product in compliance with current regulations. The process of seeking approvals can be costly, time consuming and subject to unanticipated and significant delays. Approvals may not be granted to us on a timely basis, or at all. Any delay in obtaining, or any failure to obtain or maintain, these approvals would adversely affect our ability to introduce new products and to generate revenue from those products. New laws and regulations may be introduced in the future that could result in additional compliance costs, bans on product sales or use, seizures, confiscation, recall or monetary fines, any of which could prevent or inhibit the development, distribution or sale of our products and could increase our customers’ efforts to find less hazardous substitutes for our products. We are subject to ongoing reviews of our products and manufacturing processes.

Formaldehyde is extensively regulated, and various public health agencies continue to evaluate it. In 2004, the International Agency for Research on Cancer (“IARC”) reclassified formaldehyde as “carcinogenic to humans,” a higher classification than previous IARC evaluations. In 2009, the IARC determined that there is sufficient evidence in human beings of a causal association of formaldehyde with leukemia. Soon thereafter, an Expert Panel of the National Toxicology Program (“NTP”) recommended that formaldehyde should be listed as “known to be a human carcinogen” in the 12th Report on Carcinogens (“RoC”) based on sufficient evidence in human epidemiology studies. The Environmental Protection Agency (“EPA”) has initiated a regulatory investigation into potential risks associated with formaldehyde emissions from composite wood products. The EPA, under its Integrated Risk Information System (“IRIS”), has also recently released for public comment an external draft of its toxicological review of methanol (one of our major raw materials used in connection with production of formaldehyde and other products we manufacture) finding that methanol fulfills the criteria to be described as “likely to be a human carcinogen.” It is possible that further governmental reviews may result in substantial additional costs to meet any new regulatory requirements and could reduce demand for these chemicals and products that contain them which could have a material adverse effect on our operations and profitability. The aforementioned subject matter could become the basis of product liability litigation.

Plaintiffs’ attorneys are also focusing on alleged harm caused by other products we have made or used, including silica-containing resin coated sands, asbestos insulation and vinyl chloride monomer, or VCM. While we cannot predict the outcome of pending suits and claims, we believe that we maintain adequate reserves, in accordance with our policy, to address currently pending litigation and are adequately insured to cover currently pending and foreseeable future claims. However, an unfavorable outcome in these litigation matters may cause our profitability, business, financial condition and reputation to decline.

Bisphenol-A (“BPA”), which is used as an intermediate at our Deer Park, Texas and Pernis, Netherlands manufacturing facilities, and is also sold directly to third parties, is currently under evaluation as an “endocrine disrupter.” Endocrine disrupters are chemicals that have been alleged to interact with the endocrine systems of human beings and wildlife and disrupt their normal processes. BPA continues to be subject to regulatory and legislative review and negative publicity. We do not believe it is possible to predict the outcome of regulatory and legislative initiatives. In the event that BPA is further regulated or banned for use in certain products, substantial additional operating costs would be likely in order to meet more stringent regulation of this chemical and could reduce demand for the chemical and have a material adverse effect on our operations and profitability.

We manufacture resin-coated sand. Because sand consists primarily of crystalline silica, potential exposure to silica particulate exists. Overexposure to crystalline silica is a recognized health hazard. The Occupational Safety and Health Administration (“OSHA”), continues to maintain on its regulatory calendar the possibility of promulgating a comprehensive occupational health standard for crystalline silica within the next few years. We may incur substantial additional costs to comply with any new OSHA regulations.

Regulatory Programs

The Company also faces an increasing likelihood that its manufacturing sites worldwide will be subject to new or expanded greenhouse gas (“GHG”) regulatory programs being implemented at the foreign, supranational, federal, state, and local levels. These regulatory programs could include taxation of GHG emissions and/or GHG emission limitations. Potential impacts of increased regulation of GHG emissions could include increased energy costs and increased compliance costs. Currently it is not possible to estimate the financial impact of future GHG regulatory programs on any of our sites.

In 2006, the European Commission enacted a new regulatory system, known as REACH, which requires manufacturers, importers and consumers of certain chemicals to register these chemicals and evaluate their potential impacts on human health and the environment. As REACH matures, significant market restrictions could be imposed on the current and future uses of chemical products that we use as raw materials or sell as finished products in the European Union. If we fail to comply with applicable laws and regulations, we may be subject to civil remedies, including fines, injunctions, recalls or seizures, which could have an adverse effect on our financial condition, cash flows and profitability. Other countries in which we operate may adopt similar regulations which could require us to incur additional operating costs to comply with these regulations.

We are subject to claims from our customers and their employees, environmental action groups and neighbors living near our production facilities.

We produce hazardous chemicals that require appropriate procedures and care to be used in handling or in using them to manufacture other products. As a result of the hazardous nature of some of the products we use and produce, we may face claims relating to incidents that involve our customers’ improper handling, storage and use of our products. We have historically faced a number of lawsuits, including class action lawsuits, that claim liability for death, injury or property damage caused by products that we manufacture or that contain our components. These lawsuits, and any future lawsuits, could result in substantial damage awards against us, which in turn could encourage additional lawsuits and could cause us to incur significant legal fees to defend such lawsuits, either of which could have a material adverse effect on our financial condition and profitability. In addition, the activities of environmental action groups could result in litigation or damage to our reputation.

Natural or other disasters could disrupt our business and result in loss of revenue or higher expenses.

Any serious disruption at any of our facilities due to hurricane, fire, earthquake, flood, terrorist attack or any other natural or man-made disaster could impair our ability to use our facilities and have a material adverse impact on our revenues and increase our costs and expenses. For example, we have manufacturing facilities in the U.S. Gulf Coast region that were impacted by Hurricanes Katrina and Rita in 2005 and Hurricanes Gustav and Ike in 2008. If there is a natural disaster or other serious disruption at any of our facilities, it could impair our ability to adequately supply our customers and negatively impact our operating results. In addition, many of our current and potential customers are concentrated in specific geographic areas. A disaster in one of these regions could have a material adverse impact on our operations, operating results and financial condition. Our business interruption insurance may not be sufficient to cover all of our losses from a disaster, in which case our unreimbursed losses could be substantial.

Future increases in energy costs may increase our operating expenses and reduce net income, which could have a negative impact on our financial condition.

Natural gas is essential in our manufacturing processes, and its cost can vary widely and unpredictably. Energy costs have fluctuated significantly over the past several years due to the volatility in the cost of oil and natural gas. If we cannot pass increased energy costs through to our customers, our profitability may decline. In addition, rising energy costs could also negatively impact our customers and the demand for our products. These risks will be exacerbated if our customers or production facilities are in locations experiencing severe energy shortages.

Our results of operations may be adversely affected by fluctuations in currency exchange rates and international business risks.

We conduct our business and incur costs in the local currency of most of the countries in which we operate. In 2008, our sales outside the United States represented approximately 58% of our total sales. Our results of operations are reported in the relevant local currency and then translated to U.S. dollars at the applicable currency exchange rate for our financial statements. Changes in exchange rates between those foreign currencies and the U.S. dollar will affect our sales and earnings and may result in exchange translation losses. During times of a strengthening U.S. dollar, our reported international sales and earnings may be reduced because the local currency may translate into fewer U.S. dollars. In addition to currency translation risks, we have currency transaction risk whenever one of our operating subsidiaries enters into either a purchase or sale transaction using a different currency from the currency in which it receives revenues. Any hedging transactions we enter into to mitigate the impact of specific exchange rate fluctuations may not be effective or could result in foreign exchange hedging losses. The impact of future exchange rate fluctuations on our results of operations cannot be accurately predicted. Given the volatility of exchange rates, we may not be able to effectively manage our foreign currency transaction and/or translation risks, and any volatility in currency exchange rates may have an adverse effect on our financial condition, cash flows and profitability.

We operate our business in countries that historically have been and may continue to be susceptible to recessions or currency devaluation, including Brazil, Malaysia and Argentina. In addition, as we expand our business in emerging markets, particularly in China and Russia, the uncertain regulatory environment in these countries could have a negative impact on our operations there.

Other risks of international operations include trade barriers, tariffs, exchange controls, national and regional labor strikes, social and political risks, general economic risks and required compliance with a variety of U.S. and foreign laws, including import/export laws and tax laws. Furthermore, in foreign jurisdictions where the “rule of law” and legal processes may vary widely, we may experience difficulty in enforcing agreements. In jurisdictions where bankruptcy laws and practices may vary, we may experience difficulty collecting foreign receivables through foreign legal systems. The occurrence of these risks could disrupt the businesses of our international subsidiaries.

We rely on patents and confidentiality agreements to protect our intellectual property. Our inability to protect these intellectual property rights could adversely affect our future performance and growth.

Protection of our proprietary processes, methods and compounds, and other technology is important to our business. Our inability to protect our existing intellectual property rights may result in the loss of valuable technologies or having to pay other companies for infringing on their intellectual property rights. We rely on patent, trade secret, trademark and copyright law as well as judicial enforcement to protect these technologies. The majority of our patents relate to developing new products and processes for manufacturing, and they expire at various times between 2010 and 2027. Some of our technologies are not covered by any patent or patent application. In addition, our patents could be challenged, invalidated, circumvented or rendered unenforceable. Furthermore, pending patent applications may not result in an issued patent, or if patents are issued to us, these patents may not provide meaningful protection against competitors or against competitive technologies.

Our production processes and products are specialized. However, we could face patent infringement claims from our competitors or others alleging that our processes or products infringe on their proprietary technology. If we were subject to an infringement suit, we may be required to change our processes or products, or stop using certain technologies or producing the infringing product entirely. Even if we ultimately prevail in an infringement suit, the existence of the suit could cause our customers to seek other products that are not subject to infringement suits. Any infringement suit could result in significant legal costs and damages and impede our ability to produce key products, which could have a material adverse effect on our business, financial condition and results of operations.

In addition, effective patent, trademark, copyright and trade secret protection may be unavailable or limited in some foreign countries. In some countries we do not apply for patent, trademark or copyright protection. We also rely on unpatented proprietary manufacturing expertise, continuing technological innovation and other trade secrets to develop and maintain our competitive position. While we generally enter into confidentiality agreements with our employees and third parties to protect our intellectual property, these confidentiality agreements are limited in duration and could be breached, and may not provide meaningful protection of our trade secrets or proprietary manufacturing expertise. Adequate remedies may not be available if there is an unauthorized use or disclosure of our trade secrets and manufacturing expertise. In addition, others may obtain knowledge about our trade secrets through independent development or by legal means. The failure of our patents or confidentiality agreements to protect our processes, apparatuses, technology, trade secrets and proprietary manufacturing expertise, methods and compounds could have an adverse effect on our business by jeopardizing critical intellectual property.

Our pension expenses and funding requirements are affected by factors outside our control, including the performance of plan assets, interest rates, actuarial data and experience, and changes in laws and regulations.

Our future funding obligations for our employee benefit plans depend upon the levels of benefits provided for by the plans, the future performance of assets set aside for these plans, the rates of interest used to determine funding levels, actuarial data and experience, and any changes in government laws and regulations. In addition, our employee benefit plans hold a significant amount of equity securities. If the market values of these securities decline further, our pension expense and funding requirements would increase and, as a result, could materially affect our business.

Our funded and unfunded employee benefit plans are under-funded on a U.S. Generally Accepted Accounting Principles (“GAAP”) basis by $240 million at December 31, 2008. Any decrease in interest rates and asset returns, if and to the extent not offset by contributions, could increase our obligations under such plans. We are legally required to make contributions to the pension plans in the future, and those contributions could be material. The need to make these cash contributions will reduce the amount of cash that would be available to meet other obligations or the needs of our business.

One of our U.S. defined benefit plans was converted to a cash balance plan prior to 2006. Under the Pension Protection Act of 2006 (the “2006 PPA”), cash balance plans are generally not considered to be discriminatory if certain requirements are met; however, plans converted prior to the effective date of the 2006 PPA, such as ours, are not grandfathered under the act. While there has not been any guidance issued regarding cash balance plans converted prior to the effective date of the 2006 PPA, it is possible that our cash balance plan may need to be modified for the period prior to 2006. Such a requirement may increase our obligations under the plan, but there is insufficient information at this time to assess the potential impact.

Our majority shareholder’s interests may conflict with or differ from our interests.

Apollo beneficially owns substantially all of our common stock. In addition, representatives of Apollo comprise a majority of our directors. As a result, Apollo has the ability to substantially influence all matters that require shareholder approval, including the election of our directors and the approval of significant corporate transactions such as mergers, tender offers and the sale of all or substantially all of our assets. The interests of Apollo and its affiliates could conflict with or differ from our interests. For example, the concentration of ownership held by Apollo could delay, defer or prevent a change of control of our company or impede a merger, takeover or other business combination which may otherwise be favorable for us. Apollo may also pursue acquisition opportunities that may be complementary to our business, and as a result, those acquisition opportunities may not be available to us.